Exhibit 10.4

SECURITY AGREEMENT

THIS AGREEMENT, made this 14th day of April, 2008, by and between VCG Holding Corp., a Colorado corporation located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228 (“VCG”) and Manana Entertainment, Inc. a Texas corporation d/b/a Jaguar’s Gold Club Dallas, (the “Business”) (collectively the “Debtor”) and Bryan S. Foster (the “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has agreed to make Debtor a loan in the sum of Two Million Five Hundred Thousand and 00/100 ($2,500,000.00) dollars (the “Loan”); and

WHEREAS, it is the desire of Debtor to grant Lender a security interest in and to all of Debtor’s right, title and interest in all of those assets as described herein in Section 3.1 (the “Collateral”); and

WHEREAS, Lender and Debtor have entered into a Promissory Note of even date herewith which more particularly specifies their obligations to each other as contemplated by the Load.

NOW, THEREFORE, for and in consideration of the premises, the mutual provision and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	REPRESENTATION AND WARRANTIES

1.1 Debtor, for the purpose of inducing Lender to enter into this Security Agreement, the Leasehold Deed of Trust Security Agreement – Financing Statement and the Promissory Note (the “Loan Documents”), represents and warrants the truth of the following statements hereof as of the date hereof and as of the date of disbursement pursuant to the terms of the Promissory Note:

a.	The Loan Documents when executed and delivered, are and will be valid and binding on Debtor, jointly and severally.

b.	As of the date of this Security Agreement, there are no prior liens against the Collateral and the security interest created hereby shall have a first security interest over and all liens or encumbrances against all or any of the Collateral.

c.	As of the date of this Security Agreement, all documents and materials submitted or furnished by Debtor to Lender pursuant to the terms of this Loan are true and accurate in all material respects.

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II.	POSITIVE COVENANTS

2.1 Debtor covenants and agrees that until full and final payment of all indebtedness of the Loan shall have been made, it will, unless Lender waives compliance in writing:

a.	Promptly pay when due any notes evidencing the Loan;

b.	Not sell, off to sell, lease, offer to lease, remove from said premises or otherwise transfer the Collateral or any interest therein without the prior written consent of Lender, other than the furniture and furnishings, which if sold in the ordinary course of business must be replaced with same of equal or greater value.

c.	Not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any statute or ordinance. Lender may examine and inspect the Collateral at any time, wherever located.

d.	Pay, on or before their due dates, all taxes, assessments, levies, ground rents, and charges upon or against the Collateral in which Lender is granted a security interest herein.

e.

Procure and maintain, and pay all premiums, fees and charges for the purpose of procuring and maintaining continuously throughout the Term: (i) insurance on the Improvements (including building and fixtures on the Premises) against loss or damage by fire or other casualty with endorsements providing what is commonly known as all risk fire and extended coverage (but not including flood or earthquake coverage), vandalism and malicious mischief insurance, in an amount equal to the full replacement cost thereof; and (ii) general liability insurance with a combined single limit of not less than one million dollars ($1,000,000.00) for any bodily injury or property damage, with a deductible that is consistent with Debtor’s insurance practices. Lender may procure and maintain general liability insurance. All Property, casualty and other policies of insurance referred to in this Lease shall include the other party, as their interest may appear, as additional insureds, shall insure such party against the liability arising out of the other party’s negligence or, to the extent typically covered by standard policy of commercial general liability insurance, the negligence of any other person, firm or corporation and contain a contractual liability endorsement for liabilities assumed by the other party under this Lease. All policies procured hereunder shall be on standard policy forms issued by insurers of recognized responsibility, rated APlusXII or better by Best’s Insurance Rating Service, qualified to do business in Texas. A certificate of such insurance shall be delivered to the other party prior to the Lease Commencement Date and thereafter not less than fifteen (15) days after the expiration thereof and shall provide that such policy may not be cancelled or modified except upon not less that thirty (30) days written notice to the other. Any insurance required or permitted to be carried pursuant tot his paragraph may be carried under a policy or policies covering other liabilities and locations of Lender or Debtor; provided, however, that such policy or policies shall apply to the property required to be insured as set forth above and, with respect to Debtor, in amount not less than the

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amount of insurance required to be carried by Debtor.

f.	Keep the Collateral free from all liens, other than in favor of Lender until the Loan shall have been repaid in full.

g.	Will not (i) permit any liens or security interests (other than Lender’s security interest ) to attach to any of the Collateral (other than as specifically described herein); (ii) permit any of the Collateral to be levied upon under any legal process; (iii) dispose of any of the Collateral without the prior written consent of Lender (except for minor modification not exceeding $10,000.00 in the ordinary course of business); or (iv) permit anything to be done that may impair the value of any of the Collateral or the security intended tot be afforded by this Agreement.

h.	Will immediately notify Lender in the event Debtor receives notification of any type whatsoever from the City of Dallas or any other governmental entity which makes allegations against Debtor that may result in the loss and/or suspension of the License issued by the City of Dallas pursuant to Dallas City Code, Section 41A-4, and/or loss or suspension of Debtor’s right to operate the Business and Debtor will defend, indemnify, and hold harmless Lender from and against any and all losses, diminution in value, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees incurred in connection with the defense of an indemnifiable claim and those incurred in connection with the enforcement of this provision, caused by, or resulting from or in any arising out of such notification.

i.	Upon default, as set forth herein, Debtor will consent to the transfer of the License issued by the City of Dallas pursuant to Dallas City Code, Section 41A-4.

j.	Will not permit any change whatsoever in the stock of the Business pledged hereunder, including but not limited to, changes in ownership, stock splits, issuance of additional shares, options or warrants and will maintain the Business as a separate entity at all times until full and final payment of the Loan shall have been made, unless Lender waives compliance in writing:

III.	COLLATERAL:

3.1 As further security for the indebtedness of Debtor as contemplated in the Loan and the Promissory Note, whether such indebtedness contemplated in the Promissory Note now is existing or hereafter is incurred, Debtor hereby assigns and grants to Lender a security interest of Debtor in the following:

a.	one hundred (100%) percent of the common stock of Manana Entertainmnet, Inc.;

b.	assets of the Business, including but not limited to, the following:

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(i)	inventory of the Business;

(ii)	all machinery, equipment, furniture, fixtures and furnishings of the Business;

(iii)	all operating agreements, licenses and permits, including but not limited to the License issued by the City of Dallas pursuant to Dallas City Code, Section 41A-4, and including sewer and utility permits in connection therewith;

c.	an assignment of Debtor’s and the Business’ interest in and to that certain Ground Lease Agreement between VCG Holding Company (sic) Corp. and Bryan S. Foster dated October 26, 2007, for the premises commonly known as 2151 Manana Drive, Dallas, Texas;

d.	all of VCG’s interest in the Building and improvements on the premises which is the subject of the Ground Lease Agreement in (c) above;

all of which herein sometimes are referred to as the “Collateral,” in each case, whether now owned or hereafter acquired by the Debtor and howsoever Debtor’s interest therein may arise or appear (whether by ownership, lease, security interest, claim or otherwise).

IV.	EVENTS OF DEFAULT

4.1 Debtor shall be in default of the Loan upon the happening of any of the following events or conditions:

a.	default in the payment or performance of any obligation, covenant or liability contained or referred to herein or in any Loan Documents evidencing the same;

b.	any warranty, representation or statement made or furnished to Lender by or on behalf of Debtor proves to have been false in any material respect when made or furnished;

c.	the making by either Debtor of a general assignment or general arrangement for the benefit of creditors or the filing of a voluntary bankruptcy petition by either Debtor;

d.	an involuntary bankruptcy petition against either Debtor is filed and is not contested, dismissed, or stayed within sixty (60) days of filing;

e.	the appointment of a trustee or receiver to take possession of substantially all of either Debtor’s assets, where such seizure is not contested, discharged, or stayed in thirty (30) days after appointment of said trustee or receiver; provided if a final order adjudicating either Debtor as being bankrupt or appointing a trustee or receiver shall have been entered pursuant to 11 U.S.C. §303 or the filing of a petition for the appointment of same by either Debtor.

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4.2 Notwithstanding anything in this provision which may be construed to the contrary, Debtor, in the event of an involuntary bankruptcy petition again either Debtor, has the right to contest an order for relief prior to entry of or defeating the entry of same.

4.3 If default shall be made in the observance or performance of any of the covenants, agreements and conditions on the part of Debtor contained in the Loan Documents, Debtor shall, upon written notice, be allowed thirty (30) days within which to cure said default, or such additional period of time up to an additional sixty (60) days as may be reasonably necessary to cure such breach so long as Debtor has commenced such cure within said thirty (30) day period and diligently pursues such cure to completion.

V.	ADDITIONAL RIGHTS AND REMEDIES

5.1 Upon the occurrence of an event of default under the Loan Documents, Lender may declare all obligations secured hereby immediately due and payable and shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Lender may require Debtor to assemble the Collateral and make it available to Lender at a place or places, to be designated by Lender, reasonably convenient to the parties. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, by certified mail, return receipt requested, to the address of Debtor stated in this Agreement at least five (5) days before the time of sale or disposition. Such notice shall be deemed given when mailed. Debtor agrees to pay all expenses of retaking, holding, preparing for sale, and selling of the Collateral, together with any court costs and Lender’s reasonable attorneys’ fees.

5.2 No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Agreement. No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.

5.3 Lender may, at its option, pay any insurance premiums, taxes, assessments, levies or charges against the Collateral, and, in case of such payment, the amounts so paid immediately shall become debts due by Debtor, shall bear interest at the rate as provided in the Promissory Note in the event of default, shall be secured with respect to repayment by this Security Agreement, and may be deducted from any advancement or disbursement thereafter becoming due under the terms of the Promissory Note.

VI.	MISCELLANEOUS

6.1 All notices under this Agreement may be delivered by prepaid certified mail, return receipt requested, or by Federal Express or other reliable overnight courier, to the addresses provided below. Notices shall be rebuttably presumed delivered five business days after posting by certified mail or the next business day if furnished through an overnight courier. The parties may

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reasonably change the address for delivery of notice by furnishing the other party with notice of such change as provided in this section:

If to VCG Holding Corp.:

Mr. Troy Lowrie

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to:

Micheal Ocello

1401 Mississippi Avenue, Bay 10

Sauget, IL 62201

Copy to:

Martin A. Grusin

The Law Offices of Martin A. Grusin P.C.

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

If to Lender:

Bryan S. Foster

2696 Botticelli Drive

Henderson, NV 89052

Copy to:

Kevin Richardson

6716 Valley View Lane

Sachse, TX 75048

With additional copy to:

Art Selander, Esq.

Quilling, Selander, Cummiskey & Lownds, P.D.

2001 Bryan Tower, Suite 1800

Dallas, TX 75201

6.2 The terms and conditions of this Agreement shall be binding upon, and the benefits hereof shall inure to, the parties hereto and their respective successors and assigns; provided, however that Debtor shall not assign this Agreement or any of the rights, duties or obligations of Debtor hereunder without the prior written consent of Lender, and no such assignment shall be valid as to Lender without its written consent.

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6.3 Neither this Security Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

6.4 The security interest granted herein and all representations, warranties and covenants contained herein on the part of Debtor shall survive the execution of Agreement and the Loan Documents and the making of the Loan, and shall be effective for so long as any interest on or principal of the Loan remains unpaid.

6.5 In the event of any action at law or suit in equity in relation to the Loan Documents, Debtor, in addition to all other sums that Debtor may be called upon to pay, will pay to Lender a reasonable sum for its attorneys’ fees and all expenses.

6.6 The captions herein are inserted solely for the purposes of convenience, and in no event shall such captions be construed to define, limit, or expand the terms and provisions hereof.

6.7. If there be more than one Debtor, their obligations hereunder shall be joint and several.

6.8. This Agreement shall be construed under and governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year herein first above written.

DEBTOR: VCG HOLDING CORP.

By	/s/ Micheal L. Ocello
Title:	President

MANANA ENTERTAINMENT, INC.

By	/s/ Micheal L. Ocello
Title:	Vice President

LENDER:

/s/ Bryan S. Foster
Bryan S. Foster

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